Exhibit 10.1

THE MEN’S WEARHOUSE, INC.

1992 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

(As Amended and Restated Effective January 1, 2004)

      1. Purpose. This 1992 Non-Employee Director Stock Option Plan (the “Plan”) of The Men’s Wearhouse, Inc., a Texas corporation (the “Company”), as amended and restated effective January 1, 2004, is adopted, subject to stockholder approval, for the benefit of the directors of the Company who at the time of their service are not employees of the Company or any of its subsidiaries (“Non-Employee Directors”), and is intended to advance the interests of the Company by providing the Non-Employee Directors with additional incentive to serve the Company by increasing their proprietary interest in the success of the Company.

      2. Definitions. The terms set forth below shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning:

(a) “Award” shall mean, individually or collectively, a grant under the Plan of an Option, Restricted Stock Award or Stock Appreciation Right, in each case subject to the terms and provisions of the Plan.

(b) “Award Agreement” shall mean an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

(c) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(d) “Committee” shall mean the committee of the Board of Directors of the Company established, in accordance with the terms of the Plan, to administer the Plan.

(e) “Fair Market Value” shall have the meaning set forth in Paragraph 6(a).

(f) “Final Friday” shall mean the last Friday of a Fiscal Year.

(g) “Fiscal Year” shall mean the fiscal year of the Company.

(h) “Holder” shall mean a person who has been granted an Award or any person who is entitled to receive Stock (and/or cash in the case of a Stock Appreciation Right) under an Award.

(i) “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Option” shall mean the right to purchase Stock at a price and upon terms as set forth in Paragraph 6.

(k) “Option Price” shall have the meaning set forth in Paragraph 6(a).

(l) “Restricted Period” shall mean the period during which Restricted Stock is subject to a substantial risk of forfeiture and during which Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, which period shall end on the later of (i) one year after the date on which a Restricted Stock Award was awarded under the Plan, or (ii) such date established by the Committee.

(m) “Restricted Stock” shall mean those shares of Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions, terms and conditions set forth in the related Award Agreement for that Restricted Stock Award.

(n) “Restricted Stock Award” shall mean an award of Restricted Stock pursuant to Paragraph 7.

(o) “Stock” shall mean the Company’s Common Stock, $.01 par value (or such other par value as may be designated by act of the Company’s stockholders).

(p) “Stock Appreciation Right” or “SAR” shall mean any stock appreciation right granted pursuant to Paragraph 8.

      3. Administration. The Plan shall be administered by the Committee, the members of which shall consist solely of directors of the Company who are also employees of the Company. For the purposes of the Plan, a majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own gross negligence or willful misconduct. All questions of interpretation and application of the Plan, or as to the Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. Notwithstanding the above, the selection of Non-Employee Directors to whom Awards are to be granted, the number of shares subject to or utilized in connection with any Award, the exercise price of any Option, the grant price of any SAR, and the term of any Option shall be as hereinafter provided and the Committee shall have no discretion as to such matters.

      4. Dedicated Shares; Maximum Awards. The stock with respect to which Awards may be granted under the Plan shall be shares of the Stock. Shares awarded under the Plan may be treasury shares or authorized but unissued shares. The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is 167,500. The aggregate number of shares of Stock with respect to which Options may be granted under the Plan is 167,500. The aggregate number of shares of Stock with respect to which Restricted Stock Awards may be granted under the Plan is 83,750. The aggregate number of shares of Stock with respect to which Stock Appreciation Rights may be granted under the Plan is 167,500. The maximum number of shares of Stock with respect to which Options may be granted to a Non-Employee Director during a Fiscal Year is 2,000. The maximum number of shares of Stock with respect to which Restricted Stock Awards may be granted to a Non-Employee Director during a Fiscal Year is 2,000. The maximum number of shares of Stock with respect to which Stock Appreciation Rights may be granted to a Non-Employee Director during a Fiscal Year is 2,000. Each of the foregoing numerical limits stated in this Paragraph 4 shall be subject to adjustment in accordance with the provisions of Paragraph 5. If any outstanding Award expires or terminates for any reason, is settled in cash in lieu of shares of Stock or any Award is surrendered, the shares of Stock allocable to the unexercised portion of that Award may again be subject to an Award granted under the Plan. If shares of Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Stock will not count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan. If a Stock Appreciation Right is exercised, only the number of shares of Stock actually issued shall be charged against the maximum number of shares of Stock that may be delivered pursuant to Awards under the Plan.

      5. Changes in the Company’s Capital Structure.

      (a) The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

      (b) If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation for money, services or property, then (i) the number, class or series and per share price of Stock subject to outstanding Options or other Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Option or other Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Option or other Award in full immediately prior to the event requiring the adjustment, and (ii) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved, that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.

      (c) If while unexercised Options or other Awards remain outstanding under the Plan (i) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (ii) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (iii) the Company is to be dissolved or (iv) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (i), (ii) or (iii) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which holders of the Company’s Stock will receive one share of the stock of the successor corporation for each share of Stock of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of shares of the successor as the Award was exercisable for shares of Stock of the Company):

(i) accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(ii) require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

(iii) with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award as the case may be will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(iv) provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

(v) make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary).

      In effecting one or more of alternatives in (iii), (iv) or (v) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

      (d) In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this Paragraph 5, any outstanding Award and any Award Agreements evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

      (e) After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.

      (f) The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Options or other Awards.

      6. Stock Options.

      (a) Grant of Options. Subject to the provisions of Paragraph 14 and the availability under the Plan of a sufficient number of shares of Stock that may be issuable upon the exercise of outstanding Options, each person who becomes a Non-Employee Director shall be granted, on the date he or she becomes a director of the Company, an Option under the Plan to purchase 1,000 shares of Stock at a price per share (the “Option Price”) equal to the Fair Market Value of the Stock on such date; provided, however, that in lieu of such Option to purchase 1,000 shares of Stock the Committee may grant such Non-Employee Director on the date he or she becomes a director of the Company 1,000 Stock Appreciation Rights at a grant price per share equal to the Fair Market Value of the Stock on such date. In addition, for so long as the Plan is in effect and shares are available for the grant of Options hereunder, each Non-Employee Director who is a director of the Company on a Final Friday shall be granted an Option to purchase 1,000 shares of the Stock at an Option Price equal to the Fair Market Value of the Stock on such Final Friday; provided, however, that in lieu of such Option to purchase 1,000 shares of Stock the Committee may grant such Non-Employee Director 1,000 Stock Appreciation Rights at a grant price per share equal to the Fair Market Value of the Stock on such Final Friday. For purposes of Paragraphs 6(a), 6(d), 7(e) and 8, the fair market value of a share of the Stock (“Fair Market Value”) shall be the closing price of a share of Stock on the date in question as reported on the New York Stock Exchange (or other applicable national securities exchange), provided that if no closing price for the Stock was so reported on that date, then the closing price as of the first preceding date for which such prices are reported.

      (b) Duration of Options. Each Option granted under the Plan shall be exercisable for a term of ten years from the date of grant, subject to earlier termination as provided in Paragraph 6(f).

      (c) Amount Exercisable. Each Option may be exercised in whole or in part at any time commencing one year after the grant thereof.

      (d) Exercise of Options. An optionee may exercise such optionee’s Option by the delivery of written notice in the manner designated by the Committee stating (i) that such optionee wishes to exercise such Option on the date such notice is so delivered, (ii) the number of shares of Stock with respect to which such Option is to be exercised and (iii) the address to which the certificate representing such shares of Stock should be mailed. In order to be effective, such written notice shall be accompanied by (i) payment of the Option Price of such shares of Stock and (ii) payment of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option. Each such payment shall be made by cashier’s check drawn on a national banking association and payable to the order of the Company in United States dollars.

      If, at the time of receipt by the Company of such written notice, (i) the Company has unrestricted surplus in an amount not less than the Option Price of such shares of Stock, (ii) all accrued cumulative preferential dividends and other current preferential dividends on all outstanding shares of preferred stock of the Company have been fully paid, (iii) the acquisition by the Company of its own shares of Stock for the purpose of enabling such optionee to exercise such Option is otherwise permitted by applicable law and without any vote or consent of any stockholder of the Company, and (iv) there shall have been adopted, and there shall be in full force and effect, a resolution of the Board of Directors of the Company authorizing the acquisition by the Company of its own shares of Stock for such purpose, then such optionee may deliver to the Company, in payment of the Option Price of the shares of Stock with respect to which such Option is exercised, (x) certificates registered in the name of such optionee that represent a number of shares of Stock legally and beneficially owned by such optionee (free of all liens, claims and encumbrances of every kind) and having a Fair Market Value on the date of receipt by the Company of such written notice that is not greater than the Option Price of the shares of Stock with respect to which such Option is to be exercised, such certificates to be accompanied by stock powers duly endorsed in blank by the record holder of the shares of Stock represented by such certificates, with the signature of such record holder guaranteed by a national banking association (or, in lieu of such certificates, other arrangements for the transfer of such shares to the Company which are satisfactory to the Company) and (y) if the Option Price of the shares of Stock with respect to which such Options are to be exercised exceeds such Fair Market Value, a cashier’s check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the amount of such excess plus the amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option. Notwithstanding the provisions of the immediately preceding sentence, the Committee, in its sole discretion, may refuse to accept shares of Stock in payment of the Option Price of the shares of Stock with respect to which such Option is to be exercised and, in that event, any certificates representing shares of Stock that were received by the Company with such written notice shall be returned to such optionee, together with notice by the Company to such optionee of the refusal of the Committee to accept such shares of Stock. The Company, at its option, upon the request of the optionee, may retain shares of Stock which would otherwise be issued upon exercise of an Option to satisfy any withholding tax liability that may result from the exercise of such Option, which shares shall be valued for such purpose at their then Fair Market Value. If, at the expiration of seven business days after the delivery to such optionee of such written notice from the Company, such optionee shall not have delivered to the Company a cashier’s check drawn on a national banking association and payable to the order of the Company in an amount, in United States dollars, equal to the Option Price of the shares of Stock with respect to which such Option is to be exercised, such written notice from the optionee to the Company shall be ineffective to exercise such Option.

      As promptly as practicable after the receipt by the Company of (i) such written notice from the optionee, (ii) payment, in the form required by the foregoing provisions of this Paragraph 6(d), of the Option Price of the shares of Stock with respect to which such Option is to be exercised, and (iii) payment, in the form required by the foregoing provisions of this Paragraph 6(d), of an amount necessary to satisfy any withholding tax liability that may result from the exercise of such Option, a certificate representing the number of shares of Stock with respect to which such Option has been so exercised, reduced, to the extent applicable, by the number of shares retained by the Company to pay any required withholding tax, such certificate to be registered in the name of such optionee, shall be delivered to such optionee, provided that such delivery shall be considered to have been made when such certificate shall have been mailed, postage prepaid, to such optionee at the address specified for such purpose in such written notice from the optionee to the Company.

      (e) Transferability of Options. Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him.

      (f) Termination. Except as may be otherwise expressly provided herein, each Option, to the extent it shall not previously have been exercised, shall terminate on the earlier of the following:

(i) On the last day of a one month period commencing on the date on which the optionee ceases to be a member of the Company’s Board of Directors, for any reason other than the death, disability or retirement of the optionee, during which period the optionee shall be entitled to exercise all Options held by the optionee on the date on which the optionee ceased to be a member of the Company’s Board of Directors which could have been exercised on such date;

(ii) On the last day within the one year period commencing on the date on which the optionee ceases to be a member of the Company’s Board of Directors because of permanent disability, during which period the optionee shall be entitled to exercise all Options held by the optionee on the date on which the optionee ceased to be a member of the Company’s Board of Directors because of such disability which could have been exercised on such date;

(iii) On the last day within the one year period commencing on the date of the optionee’s death while serving as a member of the Company’s Board of Directors, during which period the executor or administrator of the optionee’s estate or the person or persons to whom the optionee’s Option shall have been transferred by will or the laws of descent or distribution, shall be entitled to exercise all Options in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised such Options on the date of his death;

(iv) On the last day within the one year period commencing on the date the optionee retires from the Board of Directors of the Company in accordance with the Company’s retirement policy, during which period the optionee, or the executor or administrator of the optionee’s estate or the person or persons to whom such Option shall have been transferred by will or the laws of descent or distribution in the event of the optionee’s death within such one year period, as the case may be, shall be entitled to exercise all Options in respect of the number of shares that the optionee would have been entitled to purchase had the optionee exercised such Options on the date of such retirement; or

(v) Ten years after the date of grant of such Option.

      (g) No Rights as Stockholder. No optionee shall have rights as a stockholder with respect to shares covered by his Option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Paragraph 5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

      7. Restricted Stock Awards.

      (a) Awards. Subject to the provisions of Paragraph 14 and the availability under the Plan of a sufficient number of shares of Stock that may be issuable as Restricted Stock, for so long as the Plan is in effect and shares are available for the grant of Restricted Stock Awards hereunder, each person who becomes a Non-Employee Director shall be granted, on the date he or she becomes a director of the Company, a Restricted Stock Award for 1,000 shares of the Stock. In addition, for so long as the Plan is in effect and shares are available for the grant of Restricted Stock Awards hereunder, each Non-Employee Director who is a director of the Company on a Final Friday shall be granted effective as of that date a Restricted Stock Award for 1,000 shares of the Stock. The respective terms and conditions of each Restricted Stock Award shall be determined by the terms of the Plan or the Committee, in its sole discretion, to the extent such terms or conditions are not set out in the Plan. No term or condition of a Restricted Stock Award shall be inconsistent with the terms of the Plan.

      (b) Transferability and Rights with Respect to Restricted Stock.

(i) Except as provided herein, Restricted Stock may not be sold, assigned, transferred, pledged, or otherwise encumbered during a Restricted Period. Any attempted sale, assignment, transfer, pledge or encumbrance of Restricted Stock in violation of the Plan shall be void and the Company shall not be bound thereby.

(ii) During the Restricted Period, certificates representing the Restricted Stock shall be registered in the Holder’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement for the Restricted Stock Award. Such certificates shall be deposited by the Holder with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement. During the Restricted Period the Restricted Stock shall not constitute issued and outstanding shares of Stock for any corporate purposes.

(iii) Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Restricted Period established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock..

      (c) Vesting of Restricted Stock. Each Restricted Stock Award awarded under the Plan shall vest on the last day of the Restricted Period, provided that the Holder continues to be a member of the Board of Directors of the Company on such date. The Restricted Period for a Restricted Stock Award may not end any earlier than one year after the date on which that Restricted Stock Award was awarded under the Plan, provided, however, that the Committee, in its sole discretion, may establish a later date for the end of the Restricted Period for a Restricted Stock Award under the Plan. If a Non-Employee Director ceases to be a member of the Board of Directors of the Company for any reason before the end of the Restricted Period applicable to a Restricted Stock Award, including due to the death or disability of the Non-Employee Director, the forfeiture restrictions then applicable to the Restricted Stock awarded under the Restricted Stock Award shall not lapse and all the Restricted Stock awarded under the Restricted Stock Award shall be forfeited to the Company.

      (d) Consequence of Vesting. When shares of Restricted Stock become vested, the Restricted Period shall be terminated as to those shares, and, upon satisfaction of the Company’s required tax withholding obligation, if any, in the manner specified in Paragraph 7(e), the Company shall deliver to the Holder of the Restricted Stock Award (or his estate, if applicable) a Stock certificate representing those shares.

      (e) Withholding of Taxes. When shares of Restricted Stock become vested, the Holder of the Restricted Stock Award shall pay the Company an amount of money necessary to satisfy the Company’s tax withholding obligations, if any, under the Code and applicable state and local laws arising from the vesting of such Restricted Stock.

      8. Stock Appreciation Rights.

      (a) Authority to Grant Stock Appreciation Rights Awards. Subject to the terms and provisions of the Plan, the Committee may grant Stock Appreciation Rights under the Plan to Non-Employee Directors in lieu of Options as set forth in Paragraph 6(a). Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Non-Employee Director and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such

SARs. Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, a cash amount equal to the excess of (a) the Fair Market Value of one share of the Stock on the date of exercise over (b) the grant price of the SAR, which shall be 100 percent of the Fair Market Value of one share of the Stock on the date of grant of the SAR.

      (b) Stock Appreciation Right Award Agreement. Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (i) the grant price of the SAR, (ii) the term of the SAR, (iii) the vesting and termination provisions and (iv) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Award Agreement shall set forth terms and conditions for vesting and termination similar to those set forth in Paragraph 6 with respect to Options. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.

      (c) Term of Stock Appreciation Rights. The term of a SAR granted under the Plan shall be the same as the term for an Option set forth in Paragraph 6(f).

      (d) Payment of SAR Amount. Upon the exercise of a SAR, a Non-Employee Director shall be entitled to receive payment from the Company in an amount determined by multiplying:

(i) The excess of the Fair Market Value of a share of the Stock on the date of exercise over the grant price of the SAR by

(ii) The number of shares of Stock with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

      (e) Nontransferability of SARs. Except as otherwise provided in a Holder’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Holder’s Award Agreement, all SARs granted to a Non-Employee Director under the Plan shall be exercisable during his or her lifetime only by the Holder, and after that time, by the Holder’s heirs or estate. Any attempted assignment of a SAR in violation of this Paragraph 8 shall be null and void.

      (f) No Rights as Stockholder. A Holder of a SAR award, as such, shall have no rights as a stockholder.

      (g) Restrictions on Stock Received. The Committee may impose such conditions and/or restrictions on any shares of Stock received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock received upon exercise of a SAR for a specified period of time.

      9. Requirements of Law. The Company shall not be required to sell, issue or deliver any shares of Stock under any Award if the sale, issuance or delivery of such shares shall constitute or result in a violation by the Holder of the Award or the Company of any provisions of any law, statute or regulation of any governmental authority. Each Award granted under the Plan shall be subject to the requirements that, if at any time the Board of Directors of the Company or the Committee shall determine that the listing, registration or qualification of the shares subject thereto upon any securities exchange or under any state or federal law of the United States or of any other country or governmental subdivision thereof, or the consent or approval of any governmental regulatory body, or investment or other representations, are necessary or desirable in connection with the issue or purchase of shares subject thereto, that Award shall not be exercised in whole or in part unless such listing, registration, qualification, consent, approval or representation shall have been effected or obtained free of any conditions not acceptable to the Board of Directors of the Company. If required at any time by the Board of Directors of the Company or the Committee, an Award may not be exercised until the Holder has delivered an investment letter to the Company. In addition, specifically in connection with the Securities Act of 1933 (as now in effect or hereafter amended) or any other applicable statute or regulation relating to the registration of securities, upon exercise of any Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder of such Award will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any such proposed transfer complies with applicable law. Any determination on this matter by the Committee shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

      10. Amendment or Termination of Plan. The Board of Directors of the Company may modify, revise or terminate the Plan at any time and from time to time; provided, however, that without the further approval of the holders of at least a majority of the outstanding shares of voting stock, or if the provisions of the corporate charter, by-laws or applicable state law prescribes a greater degree of stockholder approval for this action, without the degree of stockholder approval thus required, the Board of Directors of the Company may not (a) change the aggregate number of shares which may be issued under Awards pursuant to the provisions of the Plan; (b) reduce the Option Price permitted for the Options or the grant price permitted for SARs; or (c) extend the term during which an Option or SAR may be exercised or the termination date of the Plan unless, in each such case, the Board of Directors of the Company shall have obtained an opinion of legal counsel to the effect that stockholder approval of the amendment is not required (i) by law, (ii) by the rules and regulations of, or any agreement with, the New York Stock Exchange (or other applicable national securities exchange) or (iii) in order to make available to the Holder with respect to any Award granted under the Plan, the benefits of Rule 16b-3 of the Rules and Regulations under 1934 Act, or any similar or successor rule. In addition the Plan may not be amended more than once every six months with respect to the plan provisions referred to in Rule 16b-3(c)(2)(ii)(A) of the Rules and Regulations under the 1934 Act other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

      11. Written Award Agreement. Each Award granted hereunder shall be embodied in a written Award Agreement, which shall be subject to the terms and conditions prescribed herein, and shall be signed by the Holder and by the appropriate officer of the Company for and in the name and on behalf of the Company. Such an Award Agreement shall contain such other provisions as the Committee in its discretion shall deem advisable that are not inconsistent with the terms of the Plan. Any provision of an Award Agreement that is inconsistent with the terms of the Plan shall be disregarded and not be given any effect.

      12. Indemnification of the Committee. The Company shall indemnify each past, present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney’s fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member’s duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise. Nothing in this Paragraph 12 shall be construed to limit or otherwise affect any right to indemnification, or payment of expense, or any provisions limiting the liability of any officer or director of the Company or any member of the Committee, provided by law, the Articles of Incorporation of the Company or otherwise.

      13. Section 83(b) Elections. No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the written approval of the Chief Financial Officer of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.

      14. Effective Date of Plan; Cessation of Awards. The Plan shall become effective and shall be deemed to have been adopted on February 24, 1992. No Award shall be granted pursuant to the Plan after February 23, 2012.

STOCK OPTION AGREEMENT
(Non-Statutory Stock Option)

     This STOCK OPTION AGREEMENT (this “Agreement”) is made as of ______(the “Date of Grant”), between THE MEN’S WEARHOUSE, INC., a Texas corporation (the “Company”), and ______(“Director”).

WITNESSETH

     WHEREAS, the Company considers that its interests will be served by granting its non-employee directors option to purchase shares of common stock of the Company as an inducement for continued and effective performance of services to the Company; and

     WHEREAS, the Board of Directors of the Company has adopted, and the shareholders of the Company have approved, The Men’s Wearhouse, Inc. 1992 Non-Employee Director Stock Option Plan (as amended, the “Plan”);

     NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereby agree as follows:

1.	Subject to the terms and conditions set forth in this Agreement and in the Plan, which is hereby incorporated herein by reference, the Company hereby grants to Director a Non-Statutory Stock Option (the “Option”) to purchase 1,000 shares of the common stock, $.01 par value, of the Company at a price of $______per share (The “Option Price”).

2.	The Option may be exercised in whole or in part at any time subsequent to ___, but in no event shall the Option be exercisable after the tenth anniversary of the Date of the Grant.

3.	Director may exercise the Option by delivering to the Company a written notice stating (i) that such optionee wishes to exercise such Option on the date such notice is so delivered, (ii) the number of shares of stock with respect to which the option is to be exercised and (iii) the address to which the certificate representing such shares of stock should be mailed. In order to be effective, such written notice shall be accompanied by (i) payment of the Option Price of such shares of stock and (ii) payment of an amount of money necessary to satisfy any withholding tax liability that may result from the exercise of such Option. Each such payment shall be made by cashier’s check drawn on a national banking association and payable to the order of the Company in United States dollars.

4.	If, prior to the exercise of the Option in whole or in part, the Company subdivides or combines its stock into a greater or small number of shares or distributes a stock dividend or reclassifies its stock, there shall be deliverable to Director, on the exercise of the Option, in lieu of each share of stock as to which the Option is exercisable, but for the same aggregate Option Price, such number of additional or new shares as are the equivalent substitute for the present shares covered by the Option, all as set forth in Paragraph 16 of the Plan.

5.	The Option granted Director under this Agreement shall not be transferable or assignable by Director other than by will or the laws of descent and distribution, and shall be exercisable during Director’s lifetime only by him.

6.	This Agreement may not be modified or terminated except by an agreement in writing signed by the party against whom enforcement of any such modification or termination is sought.

7.	Director shall not have any rights as a shareholder with respect to any shares covered by the Option until the date of issuance of the stock certificate or certificates to him for such shares following his exercise of the Option, in whole or in part, pursuant to its terms and conditions and payment for the shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date such certificate or certificates are issued.

8.	As an “affiliate” of the Company (as such term is defined under the Act), Director consents to the placing on the certificate for any shares acquired upon exercise of the Option of an appropriate legend restricting resale or other transfer of such shares, except in accordance with the Act and all applicable rules thereunder.

9.	In the event of any difference of opinion between Director and the Company concerning the meaning or effect of the Plan, such difference shall be resolved by the Committee referred to in Paragraph 2 of the Plan.

10.	The validity, construction and performance of this Agreement shall be governed by the laws of the State of Texas. The invalidity of any provision of this Agreement shall not affect the validity of any other provision.

11.	All offers, notices, demands, requests, acceptances or other communications hereunder shall be in writing and shall be deemed to have been duly made or given if mailed by registered or certified mail, return receipt requested, to the address reflected below or to such other address as either party may hereafter designate in writing to the other:

If to the Company:

The Men’s Wearhouse, Inc.
40650 Encyclopedia Circle
Firemont, California 94538
Attention: Charles Bresler, Ph.D.

If to Director:

12.	This Agreement shall, except as herein stated to the contrary, inure to the benefit of and be binding upon the legal representatives, successors and assigns of the parties hereto.

     IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the day and year first above written.

THE MEN’S WEARHOUSE, INC.

By:

DIRECTOR

RESTRICTED STOCK AWARD AGREEMENT
The Men’s Wearhouse, Inc.
1992 Non-Employee Director Stock Option Plan

     This Restricted Stock Award Agreement (the “Agreement”) is made by and between The Men’s Wearhouse, Inc., a Texas corporation, (the “Company”) and ___ (the “Director”) effective as of the ___day of ___, 20___( the “Grant Date”), pursuant to The Men’s Wearhouse, Inc. 1992 Non-Employee Director Stock Option Plan, as amended and restated (the “Plan”), which is incorporated by reference herein in its entirety.

Whereas, the Company desires to grant to the Director the shares of equity securities specified herein (the “Shares”), subject to the terms and conditions of this Agreement; and

Whereas, the Director desires to have the opportunity to hold Shares subject to the terms and conditions of this Agreement;

Now, therefore, in consideration of the premises, mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.	Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated:

(a)	“Forfeiture Restrictions” shall mean any prohibitions and restrictions set forth herein with respect to the sale or other disposition of Shares issued to the Director hereunder and the obligation to forfeit and surrender such shares to the Company.

(b)	“Restricted Shares” shall mean the Shares that are subject to the Forfeiture Restrictions under this Agreement.

Capitalized terms not otherwise defined in this Agreement shall have the meanings given to such terms in the Plan.

2.	Grant of Restricted Shares. Effective as of the Grant Date, the Company shall cause to be issued in the Director’s name the following Shares as Restricted Shares: 1,000 shares of the Company’s common stock, $.01 par value. The Company shall cause certificates evidencing the Restricted Shares, and any shares of Stock or rights to acquire shares of Stock distributed by the Company in respect of Restricted Shares during any Restricted Period (the “Retained Distributions”), to be issued in the Director’s name. During the Restricted Period such certificates shall bear a restrictive legend to the effect that ownership of such Restricted Shares (and any Retained Distributions), and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and this Agreement. The Director shall have the right to vote the Restricted Shares awarded to the Director and to receive and retain all regular dividends paid in cash or property (other than Retained Distributions), and to exercise all other rights, powers and privileges of a holder of Shares, with respect to such Restricted

Shares, with the exception that (a) the Director shall not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Forfeiture Restrictions applicable thereto shall have expired, (b) the Company shall retain custody of all Retained Distributions made or declared with respect to the Restricted Shares (and such Retained Distributions shall be subject to the same restrictions, terms and conditions as are applicable to the Restricted Shares) until such time, if ever, as the Restricted Shares with respect to which such Retained Distributions shall have been made, paid, or declared shall have become vested, and such Retained Distributions shall not bear interest or be segregated in separate accounts and (c) the Director may not sell, assign, transfer, pledge, exchange, encumber, or dispose of the Restricted Shares or any Retained Distributions during the Restricted Period. Upon issuance the certificates shall be delivered to such depository as may be designated by the Committee as a depository for safekeeping until the forfeiture of such Restricted Shares occurs or the Forfeiture Restrictions lapse, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Shares and any securities constituting Retained Distributions which shall be forfeited in accordance with the Plan and this Agreement. In accepting the award of Shares set forth in this Agreement the Director accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement.

3.	Transfer Restrictions. The Shares granted hereby may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or disposed of, to the extent then subject to the Forfeiture Restrictions. Any such attempted sale, assignment, pledge, exchange, hypothecation, transfer, encumbrance or disposition in violation of this Agreement shall be void and the Company shall not be bound thereby. Further, the Shares granted hereby that are no longer subject to Forfeiture Restrictions may not be sold or otherwise disposed of in any manner which would constitute a violation of any applicable federal or state securities laws. The Director also agrees (i) that the Company may refuse to cause the transfer of the Shares to be registered on the applicable stock transfer records if such proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of any applicable securities law and (ii) that the Company may give related instructions to the transfer agent, if any, to stop registration of the transfer of the Shares.

4.	Vesting. The Shares that are granted hereby shall be subject to Forfeiture Restrictions. The Forfeiture Restrictions shall lapse as to the Shares that are granted hereby on ___, 20___, provided that the Director continues to be a member of the Board of Directors of the Company on such date. If the Director ceases to be a member of the Board of Directors of the Company for any reason before ___, 20___, including due to the death or disability of the Director, the Forfeiture Restrictions then applicable to the Restricted Shares shall not lapse and all the Restricted Shares shall be forfeited to the Company. Upon the lapse of the Forfeiture Restrictions with respect to Shares granted hereby the Company shall cause to be delivered to the Director a stock certificate representing such Shares, and such Shares shall be transferable by the Director (except to the extent that any proposed transfer would, in the opinion of counsel satisfactory to the Company, constitute a violation of applicable securities law). Notwithstanding any other provision of this Agreement, in no event will the Forfeiture Restrictions expire prior to the satisfaction by the Director of any obligation to serve as a member of the Board of Directors of the Company.

5.	Capital Adjustments and Reorganizations. The existence of the Restricted Shares shall not affect in any way the right or power of the Company or any company the stock of which is awarded pursuant to this Agreement to make or authorize any adjustment, recapitalization, reorganization or other change in its capital structure or its business, engage in any merger or consolidation, issue any debt or equity securities, dissolve or liquidate, or sell, lease, exchange or otherwise dispose of all or any part of its assets or business, or engage in any other corporate act or proceeding.

6.	Tax Withholding. To the extent that the receipt of the Restricted Shares or the lapse of any Forfeiture Restrictions results in income to the Director for federal, state or local income or employment tax purposes with respect to which the Company has a withholding obligation, the Director shall deliver to the Company at the time of such receipt or lapse, as the case may be, such amount of money as the Company may require to meet its obligation under applicable tax laws or regulations, and, if the Director fails to do so, the Company is authorized to withhold from the Shares granted hereby or from any cash or stock remuneration then or thereafter payable to the Director in any capacity any tax required to be withheld by reason of such resulting income.

7.	Section 83(b) Election. The Director shall not exercise the election permitted under section 83(b) of the Internal Revenue Code of 1986, as amended, with respect to the Restricted Shares without the written approval of the Chief Financial Officer of the Company. If the Chief Financial Officer of the Company permits the election, the Director shall timely pay the Company the amount necessary to satisfy the Company’s attendant tax withholding obligations, if any.

8.	No Fractional Shares. All provisions of this Agreement concern whole Shares. If the application of any provision hereunder would yield a fractional share, such fractional share shall be rounded down to the next whole share if it is less than 0.5 and rounded up to the next whole share if it is 0.5 or more.

9.	Not an Employment Agreement. This Agreement is not an employment agreement, and no provision of this Agreement shall be construed or interpreted to create an employment relationship between the Director and the Company or guarantee the right to remain a member of the Board of Directors of the Company for any specified term.

10.	Legend. The Director consents to the placing on the certificate for the Shares of an appropriate legend restricting resale or other transfer of the Shares except in accordance with all applicable securities laws and rules thereunder.

11.	Notices. Any notice, instruction, authorization, request or demand required hereunder shall be in writing, and shall be delivered either by personal delivery, by telegram, telex, telecopy or similar facsimile means, by certified or registered mail, return receipt requested, or by courier or delivery service, addressed to the Company at the then current address of the Company’s Principal Corporate Office, and to the Director at the

Director’s residential address indicated beneath the Director’s signature on the execution page of this Agreement, or at such other address and number as a party shall have previously designated by written notice given to the other party in the manner hereinabove set forth. Notices shall be deemed given when received, if sent by facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by facsimile means); and when delivered (or upon the date of attempted delivery where delivery is refused), if hand-delivered, sent by express courier or delivery service, or sent by certified or registered mail, return receipt requested.

12.	Amendment and Waiver. This Agreement may be amended, modified or superseded only by written instrument executed by the Company and the Director. Only a written instrument executed and delivered by the party waiving compliance hereof shall make any waiver of the terms or conditions. Any waiver granted by the Company shall be effective only if executed and delivered by a duly authorized executive officer of the Company. The failure of any party at any time or times to require performance of any provisions hereof shall in no manner effect the right to enforce the same. No waiver by any party of any term or condition, or the breach of any term or condition contained in this Agreement, in one or more instances, shall be construed as a continuing waiver of any such condition or breach, a waiver of any other condition, or the breach of any other term or condition.

13.	Governing Law and Severability. This Agreement shall be governed by the laws of the State of Texas without regard to its conflicts of law provisions. The invalidity of any provision of this Agreement shall not affect any other provision of this Agreement, which shall remain in full force and effect.

14.	Successors and Assigns. Subject to the limitations which this Agreement imposes upon the transferability of the Shares granted hereby, this Agreement shall bind, be enforceable by and inure to the benefit of the Company and its successors and assigns, and to the Director, the Director’s permitted assigns, executors, administrators, agents, legal and personal representatives.

15.	Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be an original for all purposes but all of which taken together shall constitute but one and the same instrument.

     In Witness Whereof, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Director has executed this Agreement, all effective as of the date first above written.

THE MEN’S WEARHOUSE, INC.

By:

Title:

DIRECTOR:

Name:

Address: